UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25821 Industrial Blvd., Suite 400
Hayward, CA 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of AcelRx Pharmaceuticals, Inc. (the “Company”) was held on July 15, 2022. Proxies for the Annual Meeting were solicited by the Board of Directors of the Company (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. There were 147,116,132 shares of common stock entitled to vote at the Annual Meeting. A total of 85,818,978 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the Annual Meeting were as follows:

Proposal 1: Election of Directors

Vincent J. Angotti, Stephen J. Hoffman, M.D. Ph.D., and Pamela P. Palmer, M.D., Ph.D. were elected as Class II directors to hold office until the 2025 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Vincent J. Angotti	34,910,467	11,499,175	39,409,336
Stephen J. Hoffman, M.D. Ph.D.	36,208,416	10,201,226	39,409,336
Pamela P. Palmer, M.D., Ph.D.	37,645,964	8,763,678	39,409,336

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The selection by the Audit Committee of the Board of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2022 was ratified by the following vote:

For	Against	Abstain
81,188,023	3,525,987	1,104,968

Proposal 3: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement was approved by the following vote:

For	Against	Abstain
31,558,701	13,310,245	39,409,336

At the time of the Annual Meeting, there were insufficient votes to pass Proposal 4, which sought to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200 million to 300 million shares. The Annual Meeting was adjourned prior to voting on Proposal 4 to allow additional time for voting. As announced during the Annual Meeting, the Annual Meeting will reconvene at 10:00 a.m. Pacific Time on July 22, 2022. Due to public health concerns arising from the COVID-19 pandemic, the reconvened Annual Meeting will be completely virtual and conducted via live webcast. The Company’s stockholders of record as of the close of business on the original record date of May 25, 2022, can attend the reconvened Annual Meeting by visiting the same virtual meeting link and using the same access code that was used for this portion of the meeting, where they will be able to listen to the meeting live, submit questions and vote online. During the period of adjournment, stockholders who are voting by proxy may vote or revoke or change their vote as to Proposal 4 to be considered at the reconvened meeting until then.

During the period of the adjournment, the poll for Proposal 4 will remain open while the Company continues to solicit votes from its stockholders with respect to this Proposal 4 for the Annual Meeting. Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked in accordance with the procedures described in the Proxy Statement.

The close of business on May 25, 2022, will continue to be the record date for the determination of stockholders of the Company entitled to vote at the Annual Meeting.

Additional Information and Where to Find It

In connection with the Annual Meeting of stockholders, the Company filed with the SEC a definitive proxy statement of which notice was mailed to the Company’s stockholders as of the record date for the Annual Meeting of stockholders. STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS THERETO, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MATTERS BEFORE THE STOCKHOLDERS AT THE ANNUAL MEETING. The Company’s stockholders may also obtain copies of the Proxy Statement, the Annual Report to stockholders and all other relevant documents filed or that will be filed with the SEC in connection with the Annual Meeting, without charge, once available, at the SEC’s website at http://www.sec.gov or by directing a request to: AcelRx Pharmaceuticals, Inc., 25821 Industrial Boulevard, Suite 400, Hayward, CA 94545.

Participants in the Solicitation

The Company and certain of its respective directors, executive officers, and other members of management and employees may be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the Annual Meeting. STOCKHOLDERS AND OTHER INTERESTED PERSONS MAY OBTAIN, WITHOUT CHARGE, MORE DETAILED INFORMATION REGARDING THE DIRECTORS AND OFFICERS OF THE COMPANY IN ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021, WHICH WAS FILED WITH THE SEC ON MARCH 10, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2022

ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Raffi Asadorian
	Name:	Raffi Asadorian
	Title:	Chief Financial Officer